Exhibit 12.1 - Calculation of ratio of loss to fixed charges

                                                              1999            2000           2001            2002            2003
                                                              ----            ----           ----            ----            ----
Earnings (loss) before income tax provision ........       $ (5,890)       $(22,217)       $(10,609)       $ (4,910)       $ (2,830)

Add:
 Portion of rent attributable to interest ..........          1,648           2,561           2,117           1,994           2,059
 Interest excluding capitalized interest ...........         12,171          12,403          11,846          12,125          11,523
 Amortization of deferred financing costs ..........          2,768             540             528             550             543
                                                           ------------------------------------------------------------------------

Earnings (loss) as adjusted ........................       $ 10,697        $ (6,713)       $  3,882        $  9,759        $ 11,295
                                                           ========================================================================

Fixed Charges
 Portion of rent attributable to interest ..........          1,648           2,561           2,117           1,994           2,059
 Interest including capitalized interest ...........         12,597          12,403          11,846          12,125          11,523
 Amortization of deferred financing costs ..........          2,768             540             528             550             543
                                                           ------------------------------------------------------------------------

Fixed Charges ......................................       $ 17,013        $ 15,504        $ 14,491        $ 14,669        $ 14,125
                                                           ========================================================================

Ratio of earnings to fixed charges .................             --              --              --              --              --
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